Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               ---------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 2000 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders of Hughes Supply, Inc., which is incorporated by reference in Hughes Supply, Inc.'s Annual Report on Form 10-K for the year ended January 28, 2000.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Orlando, Florida
June 28, 2000